EXHIBIT 10.05

                                PLEDGE AGREEMENT

       THIS PLEDGE AGREEMENT (the "PLEDGE"), dated as of August 20, 2001 (but effective as of August 15, 2001), by S2 HOLDINGS, INC., a Delaware corporation ("PLEDGOR"), for the benefit of J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP, a Nevada limited partnership ("PLEDGEE").

                                    RECITALS

       WHEREAS, Pledgor, Pledgee and certain other parties have entered into a certain Purchase Agreement, effective as of August 15, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement");

       WHEREAS, pursuant to the Purchase Agreement, Pledgor has agreed to execute and deliver two promissory notes, each dated the date hereof, in favor of Pledgee (as the same may be replaced, increased, renewed, amended, restated, supplemented or otherwise modified from time to time, the "Notes");

       WHEREAS, it is a condition precedent to the sale of the Class B Interest (as defined in the Purchase Agreement) to Pledgor that Pledgor shall have executed and delivered this Pledge in order to grant the security interest contemplated hereby;

       NOW, THEREFORE, in consideration of the promises set forth therein and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor, intending to be legally bound, agrees as follows:

       1.     DEFINITIONS. For purposes of this Pledge,

              1.1 "AFFILIATE" means, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; PROVIDED, that for purposes of this Agreement when used with respect to DVL, Inc. or any of its direct or indirect subsidiaries or Affiliates, any directors of such Persons shall also be deemed "Affiliates" of any such Person. For the purposes of this definition, "control" when used with reference to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              1.2 "AFFILIATED ENTITY" shall have the meaning ascribed to such term in SECTION 8.8.

              1.3 "CODE" means the Uniform Commercial Code as adopted by the State of Delaware, as the same may be amended from time to time.

              1.4 "COLLATERAL" means (i) the LLC Interest, (ii) all distributions, cash, securities, certificates and property issued, paid, declared and/or made (or to be issued, paid, declared and/or made) in connection with the LLC Interest, or any portion thereof, (iii) all cash, securities, certificates and other property paid, issued and/or distributed (or to be paid, issued and/or distributed) to or for the benefit of Pledgor in exchange, redemption or substitution for the LLC Interest, or any portion thereof, (v) all other cash, securities and property paid, issued and/or distributed (or to be paid, issued and/or distributed) to or for the benefit of Pledgor as a consequence of Pledgor's ownership of the LLC Interest, or any portion thereof, and (vi) all proceeds of the foregoing.

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              1.5    "EVENT OF DEFAULT" means any and all events described in
SECTION 10.

              1.6 "INDEBTEDNESS" means all obligations and indebtedness of Pledgor to Pledgee under the Notes, all obligations of Pledgor to reimburse Pledgee for payments made by Pledgee at any time or from time to time for the preservation and/or protection of the Collateral, and all obligations or undertakings under Section 10 of the Purchase Agreement including, without limitation, all obligations of Pledgor under this Pledge or otherwise to immediately pay to Pledgee all interest and other sums payable in connection with any of the foregoing. For the avoidance of doubt, the term "Indebtedness" shall not include Indebtedness (as defined in the Pledge Agreement, dated April 27, 2001, made by Pledgor in favor of Pledgee (the "April 2001 Pledge Agreement")).

              1.7 "ISSUER", "PROCEEDS" and "SECURITY" shall have the meanings given such terms in the Code.

              1.8 "LLC INTEREST" means Pledgor's entire Class B Interest in Receivables II-B LLC (THE "LLC"), a Nevada limited liability company (being a ninety-nine and nine-tenths percent (99.9%) equity interest in the LLC), including, without limitation, all rights in, and claims to, any and all profits, losses, distributions and other benefits of any nature relating to such interest under the Nevada Limited Liability Company Act, as amended, and the LLC's Articles of Organization and Operating Agreement, each as amended (as so amended, the "Operating Documents") including, without limitation, all of Pledgor's right, title and interest in and to the LLC.

              1.9 "NOTES" shall have the meaning ascribed to such term in the Recitals.

              1.10 "PERSON" means any individual, corporation, partnership, joint venture, limited liability company association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

              1.11   "PERMITTED ENCUMBRANCES" means:

                     (a) liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings provided that
(i) adequate reserves with respect thereto are maintained by Pledgor in accordance with generally accepted accounting principles, (ii) such contest shall suspend the collection thereof, and (iii) neither all nor any part of the Collateral would be in danger of being sold, forfeited or lost;

                     (b) carriers', warehousemen's, mechanics', repairmen's and other like liens imposed by law, arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings provided that (i) such contest shall suspend the collection thereof, and (ii) neither all nor any part of the Collateral would be in danger of being sold, forfeited or lost;

                     (c) pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

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                     (e)    easements, zoning restrictions rights-of-way and
similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure monetary obligations and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Pledgor;

PROVIDED that the term "Permitted Encumbrances" shall not include any lien securing any indebtedness.

       2. SECURITY INTEREST. Pledgor hereby pledges and grants to Pledgee a first priority security interest in, pledge of and a lien, on the Collateral.

       3. EFFECT OF GRANT. The security interest, pledge and lien on the Collateral granted to Pledgee by Pledgor hereunder shall not be rendered void by the fact that no Indebtedness exists as of a particular date, but shall continue in full force and effect until (i) all Indebtedness has been paid in full, (ii) Pledgee has no agreement or commitment outstanding pursuant to which Pledgee may extend credit to or on behalf of Pledgor and (iii) Pledgee has executed and delivered termination statements and/or releases and has delivered the Collateral to Pledgor.

       4. OBLIGATIONS SECURED. The Collateral and the continuing security interest granted therein shall secure all Indebtedness. IT IS THE EXPRESS INTENTION OF PLEDGOR THAT THE COLLATERAL SHALL SECURE ALL PLEDGOR'S EXISTING AND FUTURE OBLIGATIONS TO PLEDGEE AND ANY AND ALL PERMITTED SUCCESSORS AND ASSIGNS OF PLEDGEE UNDER THE NOTES, OR OTHERWISE (OTHER THAN THE OBLIGATIONS OF PLEDGOR TO PLEDGEE SECURED PURSUANT TO THE APRIL 2001 PLEDGE AGREEMENT). FOR THE AVOIDANCE OF DOUBT, IT IS UNDERSTOOD AND AGREED THAT THE COLLATERAL (AS DEFINED IN THE APRIL 2001 PLEDGE AGREEMENT) SHALL NOT SECURE THE OBLIGATIONS OF PLEDGOR TO PLEDGEE SECURED PURSUANT THIS PLEDGE AGREEMENT.

       5. DELIVERY. All original certificates and instruments, if any, representing or evidencing the Collateral, or any portion thereof, shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Pledgee and with guaranteed signature(s).

       6. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof, at the time of the creation of any Indebtedness and until the Indebtedness has been paid in full:

              6.1 TITLE TO COLLATERAL. The Collateral is and will be owned by Pledgor, free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of Pledgee and the Permitted Encumbrances. Pledgor will defend the Collateral against any claims of all persons or entities other than Pledgee.

              6.2 DUE AUTHORIZATION AND ISSUANCE. The Collateral consisting of certificates, if any, has been duly authorized and issued to or for the benefit of Pledgor by the respective issuer and is outstanding, fully paid and non-assessable. The LLC Interest is not presently evidenced by a certificate or certificates.

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              6.3.   NO VIOLATION. The execution, delivery and performance by
Pledgor of this Pledge and the Notes will not violate or constitute a default under any indenture, note, loan, credit agreement or any other document or instrument to which Pledgor is a party or by which Pledgor is bound, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

              6.4 GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority by Pledgor is required in connection with the execution, delivery or performance by Pledgor of this Pledge or the consummation of the transactions contemplated hereby.

              6.5 PENDING LITIGATION OR PROCEEDINGS. There are no judgments outstanding or actions, suits or proceedings pending or, to the best of Pledgor's knowledge, threatened against or affecting Pledgor or the Collateral, or any portion thereof, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

              6.6 TAXES. Pledgor has filed all tax returns which Pledgor is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by Pledgor except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns are complete and accurate in all respects. Pledgor does not know of any proposed additional assessment or basis for any assessment of additional taxes.

              6.7 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Pledgor contained herein or in any certificate or other document furnished by Pledgor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Pledgor knows or should know and has not disclosed to Pledgee, which does or may materially and adversely affect Pledgor, or the Collateral, or any portion thereof.

              6.8 PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations or warranties by Pledgor contained in the Purchase Agreement are true and correct.

              6.9 CHIEF EXECUTIVE OFFICE. Pledgor's chief executive office is located at 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801.

       7. COVENANTS. Pledgor covenants and agrees that until the Indebtedness has been paid in full, Pledgor shall:

              7.1 PAYMENT OF OBLIGATIONS. Pay, or cause to be paid, when due all amounts of Indebtedness payable by Pledgor to Pledgee.

              7.2 SALE OF COLLATERAL. Not sell, lease, transfer, assign or otherwise dispose of the Collateral (or any portion thereof or interest therein), directly or indirectly.

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              7.3    CREATION OF LIENS. Not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind on the Collateral (or any portion thereof or interest therein), except as contemplated hereby and the Permitted Encumbrances.

              7.4 ADDITIONAL DOCUMENTS AND FUTURE ACTIONS. Pledgor will, at its sole cost, take such actions and provide Pledgee from time to time with such agreements, financing statements and additional instruments, documents or information as Pledgee may in its reasonable discretion deem necessary or advisable to perfect, protect and maintain the security interests in the Collateral, or any portion thereof, to permit Pledgee to protect its interest in the Collateral, or any portion thereof, or to carry out the terms of this Pledge and the Notes. Pledgor hereby authorizes and appoints Pledgee as its attorney-in-fact, with full power of substitution, to take such actions as Pledgee may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Pledgor's behalf and file at Pledgor's expense financing statements, and amendments thereto, in those public offices reasonably deemed necessary or appropriate by Pledgee to establish, maintain and protect a continuously perfected security interest in the Collateral, including, without limitation, to receive, endorse and collect all certificates, instruments and securities made payable to or issued to Pledgor representing any dividend, interest, or other distribution in respect of the Collateral, or any portion thereof, and to execute on Pledgor's behalf such other documents and notices as Pledgee may reasonably deem advisable to protect the Collateral and Pledgee's interests therein and Pledgee's rights hereunder. Such power, being coupled with an interest, is irrevocable. Pledgor irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

              7.5 REQUESTED INFORMATION. With reasonable promptness, deliver to Pledgee all such other data and information in respect of the financial condition and affairs of Pledgor and the value of the Collateral, as Pledgee may reasonably request from time to time.

       8. ADDITIONAL AFFIRMATIVE COVENANTS. So long as any Indebtedness shall remain unpaid, Pledgor will, unless Pledgee shall otherwise consent in writing:

              8.1 COMPLIANCE WITH LAW. Comply in all material respects with all applicable laws, rules, regulations and orders applicable to Pledgor, its business and properties and the Collateral, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith provided that (i) adequate reserves with respect thereto are maintained by Pledgor in accordance with generally accepted accounting principles, (ii) such contest shall suspend the collection thereof, and (iii) neither all nor any part of the Collateral would be in danger of being sold, forfeited or lost.

              8.2 REPORTING REQUIREMENTS. Furnish to Pledgee a copy of all material accounts, books, records and other information respecting the business, condition or operations, financial or otherwise, of Pledgor as Pledgee may from time to time reasonably request.

              8.3 EXISTENCE AND RIGHTS. Preserve and keep in full force and effect its existence, rights, permits, patents, franchises, licenses, trademarks and trade names and obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the Collateral and the validity and enforceability of this Pledge.

              8.4 BOOKS AND RECORDS. Maintain proper and complete financial and accounting books and records.

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              8.5    PERFORMANCE AND COMPLIANCE WITH MATERIAL AGREEMENTS.
Perform and comply with each of the provisions of all material agreements to which it is a party, or is otherwise bound or affected, other than the Buyer Transaction Documents, as defined in the Purchase Agreement (as defined, in turn, in the April 2001 Pledge Agreement).

              8.6 LITIGATION. Give prompt notice to Pledgee of all litigation or proceedings affecting Pledgor and/or the Collateral.

              8.7    CHANGE OF BUSINESS LOCATION. Notify Pledgee at least thirty
(30) days in advance of (a) any change in the location of the principal place of business and chief executive office of Pledgor, and the office where Pledgor keeps its records, (b) the establishment of any new, or the discontinuance of any existing, place of business, or (c) any change to its name or of the use of any tradenames, fictitious names, assumed names or "doing business as" names, and, in each case, execute, deliver, and file (and, if necessary, pay related filing fees and taxes) all such documents as may be necessary or advisable in the opinion of Pledgee and Pledgee's legal counsel to continue to perfect and protect the liens of Pledgee in the Collateral (including, without limitation, UCC financing statements). Notwithstanding anything contained herein to the contrary, Pledgor may not move its principal place of business to a location outside of the United States.

              8.8 MAINTENANCE OF SEPARATE MEMBER. Pledgor will maintain at least one (1) independent director, not otherwise (and has not at any time during the last five years otherwise been) an officer, director, employee, shareholder, partner, holder of any interest, creditor, trustee, liquidator, member, manager, conservator or receiver of or for DVL, Inc., any Affiliate of DVL, Inc. (including any direct or indirect subsidiary of DVL, Inc.), or any other Affiliate of Pledgor (unless so acting in a similar independent role), or any relative or related entity of any of the foregoing (DVL, Inc., such Affiliates and such relatives and related entities being defined herein individually as an "Affiliated Entity" and collectively as "Affiliated Entities"), and is otherwise acceptable to Pledgee.

              8.9 MAINTENANCE OF SEPARATE EXISTENCE. Pledgor shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to all Persons that its assets and liabilities are distinct from those of each of the Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard, and without limiting the foregoing in any manner, Pledgor shall:

                     (a) maintain its existence and make independent decisions with respect to its daily operations and business affairs;

                     (b) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, another Affiliated Entity);

                     (c) maintain its assets in a manner which facilitates their identification and segregation from those of any of the Affiliated Entities;

                     (d) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;

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                     (e)    conduct all intercompany transactions with the
Affiliated Entities on an arm's-length basis;

                     (f) not guarantee any obligation of any of the Affiliated Entities, nor have any of its obligations guaranteed by any Affiliated Entity, except as provided in the Guaranty (as defined in the Purchase Agreement) or the Guaranty, dated April 27, 2001, made by DVL, Inc., in favor of Pledgee, or hold itself out as responsible for the debts of any Affiliated Entity or for the decisions or actions with respect to the business and affairs of any Affiliated Entity, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any Affiliated Entity, or any other Person;

                     (g) not permit the commingling or pooling of its funds or other assets with the assets of any Affiliated Entity;

                     (h) maintain separate deposit and other bank accounts to which no Affiliated Entity has any access;

                     (i) maintain financial records which are separate from those of the Affiliated Entities;

                     (j) compensate (either directly or through reimbursement of allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to Pledgor by such employees, consultants and agents or Affiliated Entities, in each case, from Pledgor's own funds;

                     (k) have agreed with each of the relevant Affiliated Entities to allocate among themselves shared overhead and corporate operating services and expenses (including, without limitation, the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

                     (l) pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more Affiliated Entity) and not have such operating expenses (or Pledgor's allocable share thereof) paid by any of the Affiliated Entities, provided, that DVL, Inc. shall be permitted to pay the initial organizational expenses of Pledgor;

                     (m) maintain adequate capitalization in light of its business and purpose;

                     (n) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents;

                     (o) not make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate legal formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that it is not violative of any applicable law and that no Event of Default then exists or would result therefrom;

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                     (p)    maintain at least one employee (which employee may
be shared with an Affiliate pursuant to a written agreement allocating the compensation and other remuneration and benefits for such employee as among such parties) in charge of day-to-day operations of Pledgor; and

                     (q) otherwise practice and adhere to legal formalities such as complying with its constitutive documents and member and director resolutions, the holding of regularly scheduled meetings of shareholders and directors, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its shareholders and directors.

       9. ADDITIONAL NEGATIVE COVENANTS. So long as any Indebtedness shall remain unpaid Pledgor will not, without the written consent of Pledgee:

              9.1 BUSINESS ACTIVITIES. Conduct any business other than as contemplated in its charter.

              9.2 LIABILITIES. Create, incur, assume or suffer to exist any liabilities, indebtedness and/or obligations (contingent or otherwise including, without limitation, by way of guarantee, suretyship or endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business)), except in favor of Pledgee.

              9.3 LOANS AND ADVANCES. Make, or suffer to exist, any loans or advances to, or extend credit to, any Person.

              9.4 DIVIDENDS. ETC. If any Event of Default shall have occurred and be continuing, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in Pledgor, or purchase, redeem or otherwise acquire for value any interest in DVL, Inc. or any other Affiliated Entity, or any rights or options to acquire any such interest.

              9.5 MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or acquire any Person.

              9.6 DISSOLUTION. Terminate, wind-up, liquidate or dissolve its affairs (or suffer the same).

              9.7 INVESTMENTS. Make, or suffer to exist, any investment of any kind or in any manner in any Person, by purchase of stock or securities, contributions to capital, property transfer or otherwise, or acquire or agree to acquire by any manner any business or Person.

              9.8 EXTRAORDINARY TRANSACTIONS. Enter into or agree to enter into any transaction that is not in the ordinary course of business.

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              9.9    CHANGE OF BUSINESS, LEGAL FORM, CAPITAL STRUCTURE OR
JURISDICTION. (a) Change the nature of its business or enter into a new business, (b) change the legal form of its business, (c) make any change in the capital structure thereof which could reasonably be expected to be detrimental to the interests of Pledgee, or (d) change its jurisdiction of organization.

              9.10 CHANGE IN ORGANIZATIONAL DOCUMENTS. Amend, modify or otherwise change any of the terms or provisions in its organizational documents as in effect on the date hereof, except for the amendment set forth on SCHEDULE 1 attached hereto (it being understood and agreed that such amendment shall not constitute a default under the Buyer Transaction Documents, as defined in the Purchase Agreement (as defined, in turn, in the April 2001 Pledge Agreement)).

              9.11 BANKRUPTCY PROCEEDINGS. (a) Commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to itself, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to itself or its debts,
(b) seek appointment of a receiver, trustee, custodian or other similar official for itself or any part of its assets, (c) make a general assignment for the benefit of creditors, (d) take any action in furtherance of, or consenting to or acquiescing in, any of the foregoing, and/or (e) initiate or support the filing of a motion in any bankruptcy or other insolvency proceedings involving any of its Affiliates to substantively consolidate itself with any such Person.

              9.12 TRANSACTIONS WITH AFFILIATES. Enter into, or be a party to, any transaction with any of its Affiliates, except any transactions (including, without limitation, the lease of office space or computer equipment or software by Pledgor from an Affiliate and the sharing of employees and employee resources and benefits) (A) in the ordinary course of business of both Pledgor and that Affiliate, and (B) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction.

              9.13 CLASSIFICATION ELECTION. Elect to be classified as an association taxable as a corporation for federal, state, local or other tax purposes.

              10. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

              10.1 The occurrence of any event of default or default under the Notes after expiration of any applicable notice and/or grace period permitted in the Notes.

              10.2 The failure of Pledgor to pay any amount of principal or interest on the Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity, or due date thereof, or by reason of any requirement for prepayment thereof, by acceleration or otherwise.

              10.3 The failure of Pledgor to duly perform or observe any obligation, covenant or agreement on its part contained herein and such failure shall continue for a period of thirty (30) days following written notice from Pledgee.

              10.4 Any representation or warranty of Pledgor herein is discovered to be untrue in any material respect or any statement, certificate or data furnished by Pledgor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified

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and, if the same is susceptible of cure, the failure of Pledgor to cure the same for a period of thirty (30) days following written notice from Pledgee.

       11.    RIGHTS OF PLEDGOR AND PLEDGEE.

              11.1 BEFORE EVENT OF DEFAULT. Prior to the occurrence of an Event of Default:

                     (a) VOTING. Pledgor shall be entitled to exercise any and all voting and other consensual rights arising under the Collateral, or any portion thereof, for any purpose not prohibited by the terms of the Notes.

                     (b) DISTRIBUTIONS. Pledgor shall be entitled to receive and retain any and all distributions and interest, declared, distributed or paid, with respect to the Collateral, or any portion thereof, provided, however, that any and all (i) distributions and interest paid or payable other than in cash; (ii) instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, the Collateral, or any portion thereof; (iii) distributions paid or payable in cash with respect to the Collateral, or any portion thereof, in connection with (1) a partial or total liquidation or dissolution, or (2) a reduction of capital, capital surplus or paid-in-surplus; and (iv) cash paid, payable or otherwise distributed in respect of principal, or redemption of, or in exchange for, the Collateral, or any portion thereof; shall be forthwith delivered to Pledgee to hold as Collateral and shall, if received by Pledgor, be (x) received in trust for the benefit of Pledgee, (y) segregated from all other property or funds of Pledgor, and (z) forthwith delivered to Pledgee as Collateral in the same form as so received (with any necessary documents, endorsements or assignments in blank with guaranteed signature(s)).

              11.2 AFTER EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at all times thereafter:

                     (a) VOTING. All rights of Pledgor to (i) exercise voting and other consensual rights which Pledgor would otherwise be entitled to exercise, pursuant to SECTION 11.1(a), and (ii) receive distributions and interest payments which Pledgor would otherwise be authorized to receive and retain, pursuant to SECTION 11.1(b), shall cease, and all such rights shall thereupon become absolutely vested in Pledgee. Pledgee shall thereafter have the sole and absolute right to exercise all voting and other consensual rights, and to receive and hold as Collateral all such distributions and interest payments and apply the same in accordance with Section 11.2(d), without any further notice to, or consent of, Pledgor.

                     (b) DISTRIBUTIONS HELD IN TRUST. All distributions and interest payments which are received by Pledgor contrary to the provisions of
SECTION 11.2(a)(ii) shall be (i) received in trust for the benefit of Pledgee,
(ii) shall be segregated from other property or funds of Pledgor and (iii) forthwith delivered to Pledgee as Collateral in the same form as received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures).

                     (c) SALE OF COLLATERAL. Pledgee may exercise in respect of the Collateral and in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Code. Pledgee may also, without notice, except as specified below, sell the Collateral, or any part thereof, in one or more blocks at public or private sale, at any exchange or otherwise or for future delivery, and at such price or prices and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, five (5) business days notice to Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                     (d) APPLICATION OF PROCEEDS. Any cash held by Pledgee as Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon the Collateral, or any portion thereof, may, in the discretion of Pledgee, be held by Pledgee as Collateral for, and/or then or at any time thereafter applied in whole or in part by Pledgee against all or any part of the Indebtedness, in such order as Pledgee shall elect in its sole discretion. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all Indebtedness shall be paid to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

              11.3 PLEDGEE'S RIGHTS. At any time and from time to time, Pledgee shall have the right, in its discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee, or any of Pledgee's nominees, the Collateral, or any portion thereof, provided, however, that Pledgor shall continue to be the beneficial owner of any Collateral transferred to or registered in the name of Pledgee, or Pledgee's nominees, prior to the occurrence of an Event of Default. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral, or any portion thereof, for certificates or instruments of smaller or larger denominations.

       12. REASONABLE CARE. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Pledgee accords its own property.

       13. DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Pledgee to exercise any right, remedy, power or privilege under this Pledge upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Pledgee. No single, partial or full exercise of any rights, remedies, powers and privileges by Pledgee shall preclude further or other exercise thereof. No course of dealing between Pledgee and Pledgor shall operate as or be deemed to constitute a waiver of Pledgee's rights under this Pledge or affect the duties or obligations of Pledgor.

       14. REMEDIES CUMULATIVE; CONSENTS. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Pledgee's favor at law or in equity. Whenever Pledgee's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Pledgee.

       15. CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES. Pledgor agrees to pay on demand the following costs and expenses of Pledgee:

              15.1 all losses, costs and expenses in connection with the enforcement, protection and preservation of the Pledgee's rights or remedies under this Pledge, or any other agreement of Pledgor relating to any Indebtedness (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

              15.2 any and all stamp and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Pledge, and all liabilities to which Pledgee may become subject as the result of Pledgor's delay in paying or omission to pay such taxes.

       In the event Pledgor shall fail to pay taxes, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or otherwise breaches any obligations under this Pledge, Pledgee in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Pledgor on demand and shall constitute part of the Indebtedness.

       In the event any action at law or in equity in connection with the Notes, the Indebtedness or matters collateral thereto is terminated adverse to one party, the other party will pay all reasonable attorneys' fees and legal costs incurred by such party in connection with such actions.

       With respect to any amount required to be paid by Pledgor under this Section, in the event Pledgor fails to pay such amount on demand, Pledgor shall also pay to Pledgee interest thereon at a default rate equal to 2.5% per annum in excess of the prime rate from time to time of First Union National Bank or, if less, the highest rate permitted by applicable law. Pledgor's obligations under this Section shall survive termination of this Pledge.

       16. TIME IS OF THE ESSENCE. Time is of the essence in Pledgor's performance of Pledgor's obligations under the Notes.

       17. COMMUNICATIONS AND NOTICES. All notices, requests, demands and other communications required or permitted under this Pledge shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

       To Pledgee:           J. G. WENTWORTH S.S.C. LIMITED PARTNERSHIP
                             Green Valley Executive Suites
                             2920 N. Green Valley Parkway, Building 3, Suite 321
                             Henderson, NV 89014

       With a copy, given in the manner prescribed above to:

                             Robert C. Jacobs, Esquire
                             Wolf, Block, Schorr and Solis-Cohen LLP
                             1650 Arch Street
                             22nd Floor
                             Philadelphia, PA 19103-2097


       To Pledgor:           S2 HOLDINGS, INC.
                             300 Delaware Avenue, Suite 1704
                             Wilmington, DE 19801

       With a copy, given in the manner prescribed above to:

                             DVL, Inc.
                             70 East 55th Street, 7th Floor
                             New York, NY 10022
                             Attention: Chief Financial Officer

       and to:
                             Ira Akselrad, Esquire
                             Proskauer Rose LLP
                             1585 Broadway
                             New York, NY 10036-8299

       18. LIMITATION ON LIABILITY. Pledgor shall be responsible for and Pledgee is hereby released from any claim or liability in connection with:

                     (a)    Safekeeping any Collateral;

                     (b)    Any loss or damage to any Collateral;

                     (c)    Any diminution in value of the Collateral; or

                     (d)    Any act or default of another person or entity.

       Pledgee shall only be liable for any act or omission on its part constituting gross negligence or willful misconduct. In the event that Pledgee breaches its required standard of conduct, Pledgor agrees that Pledgee's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. If Pledgor brings suit against Pledgee in connection with the transactions contemplated hereunder and Pledgee is found not to be liable, Pledgor will indemnify and hold Pledgee harmless from all costs and expenses, including attorney's fees, incurred by Pledgee in connection with such suit.

       19. WAIVERS. In connection with any proceedings hereunder or in connection with any of the Indebtedness, including without limitation any action by Pledgee in replevin, foreclosure or other court process or in connection with any other action related to the Indebtedness or the transactions contemplated hereunder, Pledgor waives:

                     (a) all errors, defects and imperfections in such proceedings;

                     (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered in connection with the Indebtedness or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                     (c) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Indebtedness;

                     (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

                     (e) any demand for possession of Collateral prior to commencement of any suit; and

                     (f) all rights to claim or recover attorney's fees and costs in the event that Pledgor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

       20.    MISCELLANEOUS PROVISIONS.

              20.1 SEVERABILITY. The provisions of this Pledge and the Notes are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

              20.2 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Pledge are inserted for convenience only and shall not be deemed to constitute a part of this Pledge.

              20.3 BINDING EFFECT. This Pledge and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

              20.4 AMENDMENT. No modification of this Pledge or the Notes shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

              20.5 GOVERNING LAW. This Pledge will be construed in accordance with, and governed by, the laws of the State of Delaware.

              20.6 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Pledge and the Notes shall not inure to the benefit of any third party.

              20.7 EXHIBITS AND SCHEDULES. All exhibits and schedules, if any, attached hereto are hereby made a part of this Pledge.

              20.8 COUNTERPARTS. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pledge by signing any such counterpart.

              20.9 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize Pledgor to make any contract on behalf of Pledgee, nor shall this Pledge be construed as creating a partnership, joint venture or making Pledgee an investor in Pledgor.

       21. WAIVER OF RIGHT TO TRIAL BY JURY. PLEDGOR AND PLEDGEE WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS PLEDGE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGE WITH RESPECT TO THIS PLEDGE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION

HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. PLEDGOR AND PLEDGEE AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND PLEDGEE TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

       IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge as of the date first above written.

                                      PLEDGOR: S2 HOLDINGS, INC.

                                      By________________________________________
                                         Name:__________________________________
                                         Title:_________________________________

       Pledgee hereby joins in this Pledge for the sole purpose of ratifying and confirming its consent to the provisions contained in SECTIONS 17 AND 21 above.

                                      PLEDGEE:

                                      J.G. WENTWORTH S.S.C. LIMITED PARTNERSHIP, by its sole general partner:
                                      J.G. WENTWORTH STRUCTURED SETTLEMENT
                                      FUNDING CORPORATION


                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________